                                                                   EXHIBIT 10.11

        SecureWeb Toolkit/(TM)/Developer & Joint Development Agreement

  Effective as of July 23, 1996,  ( Effective Date"), Terisa Systems, Inc. a
                  -------------
Delaware corporation with offices at 4984 El Camino Real, Los Altos, California ("Terisa") and Active Software, Inc., a California corporation with principal offices at 1043 N. Shoreline Blvd. Suite 201, Mountain View, CA 94043 ("Active") agree as follows:

1.   BACKGROUND

1.1 Active is developing a suite of products which allow end users to access various data sources/sinks ("Legacy Applications") from WWW browsers (Netscape's in particular) by using Java applets to connect to an "Information Broker" communicating with the Legacy Applications through a series of "Adapters" (together labeled "the Active Products"). Active intends to offer a communications security option, utilizing the SSL protocol, at all levels of the Active Products including the Information Broker, the Adapters, and the WWW browser Java applets.

1.2 Active intends to license Terisa's SecureWeb Toolkit and rights to create derivative works thereof solely for the purpose of providing communications security to the servers (Information Brokers) and viewers (Adapters and browser lava applets) which make up the Active Products.

1.3 Since secure communications between Product will require support for SSL at the browser point of access and Netscape does not currently support Java access to the browser's own SSL facilities, Terisa and Active intend to co-develop a "Plug-in" to the Netscape browser which will allow SSL-based communications from Java applications ("SSL-for-Java Plug-in" or just "Plug-in").

1.4 Active's need for a SSL-for-Java capability is urgent and critical to its product strategy. However, Active's need for the SSL-for-Java Plug-in is speculative (likely to be temporary) given the possibility that Netscape may eventually provide such a capability native to its browser. Active chooses to develop the Plug-in to eliminate the risk that Netscape will not provide the capability soon enough to meet Active's needs.

1.5 Terisa's interest in an SSL-for-Java Plug-in is speculative on two grounds: first, there may not be a market for such a product: second, any prospective market for such a product would be eliminated if Netscape provides a native capability in its browser. Terisa chooses to cooperate in the development of the Plug-in primarily to meet Active's needs as a Terisa customer, and secondarily to potentially exploit the possibly temporary market for the Plug-in.

1.6 Active anticipates that they will redistribute to third parties, at most, one thousand units of its Information Broker product (which Terisa considers servers for the purpose of licensing) incorporating the SecureWeb Toolkit in its first year of operation. Additionally, Active estimates that in actual configurations, that there will be well less than ten Adapters (which Terisa is willing to consider clients for the purpose of licensing) per Information Broker.

1.7 Active intends to embed the Plug-in into its Active Products. Terisa intends to own all rights to the Plug-in and possibly license it as a Terisa product to third parties.

2.   DEFINITIONS

2.1   "Confidential Information" means (i) the Toolkit in source code form and
(ii) the SecureWeb library API documentation and (iii) any other confidential or proprietary information labeled as confidential either at the time of delivery or on Exhibit A hereto, or, if disclosed verbally or by examination, identified as confidential at the time and reduced to writing within 30 days thereafter.

2.2 "Computer" means one computer system under the control of a single instance of an operating system.

2.3 "Interface Modifications" means any ports, interfaces, and other software required to incorporate the RSA Source Code into the Toolkit as modified by Active under the terms of this Agreement.

2.4 "Licensed Computers" means the specific computers designated by Active and identified by manufacturer, model, serial number and location as the licensed computers for the purpose of running specific forms of the Toolkit and/or Secure Products.

2.5 "RSA Component" means the software component of the RSA Software known as TIPEM.

2.6 "RSA Software" means software for public key cryptography licensed to Terisa by RSA Data Security Inc. to Terisa ("RSA Software") and sublicensed by Terisa to Active within the Toolkit.

2.7 "RSA Source Code" means the source code form of the RSA Component, which source code shall be deemed to be Confidential Information.

2.8   "Secure Product(s)" means Server Products, and Viewer Products.

2.9 "Server Product" means software developed by or for Active which acts as a web network communication server and which incorporates portions of the Toolkit in object code form together with substantial additional value in the form of software.

2.10 "Site" means the office of Active located at the following address: 1043 N, Shoreline Blvd. Suite 201, Mountain View, CA 94043.

2.11 "Toolkit" means either or both of Terisa's SecureWeb Viewer Toolkit (the "Viewer Toolkit") and/or Terisa's SecureWeb Server Toolkit (the "Server Toolkit") as further identified in Exhibit A: Description


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * . A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.










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

of the SecureWeb Viewer and Server Toolkits, and related user manuals and other documentation ("Documentation") and any Updates thereto as supplied by Terisa hereunder. "Updates" means any releases, updates, enhancements, or error corrections for a software program provided by Terisa to Active pursuant to
Section 5 below.

2.12 "Viewer Product" means software developed by or for Active which works with a World Wide Web browser to communicate over the network with a Server Product and which incorporates portions of the Toolkit in object code form together with substantial additional value in the form of software.

3.   GRANT OF LICENSE FOR DEVELOPMENT OF SECURE PRODUCTS

3.1   License for Secure Product Development. Subject to the terms of this
      --------------------------------------
Agreement. Terisa grants to Active and Active accepts a nonexclusive, nontransferable, nonassignable, worldwide license to use, display, copy, modify and prepare derivative works of those of the following forms of the Toolkit as selected by Active on the accompanying License Order Form:

3.1.1 The Viewer Toolkit in object code form (i) solely for the purposes of developing Viewer Products and for testing, supporting, and maintaining such Viewer Products; and (ii) solely on five (5) Licensed Computers by no more than four (4) developers.

3.1.2 The Server Toolkit in object code form (i) solely for the purposes of developing Server Products and for testing, supporting, and maintaining such Server Products; and (ii) solely on five (5) Licensed Computers by no more than four (4) developers.

3.1.3 The SecureWeb Toolkit in source code form (i) for use solely at the Site; and (ii) solely for the purposes of developing, supporting, and maintaining Secure Products for the following platforms: Win 95, Windows NT, Macintosh, Solaria, Hewlett Packard, Silicon Graphics.

3.2   License to the RSA Source Code for Porting to New Platforms. If Active has
      -----------------------------------------------------------
selected i) a limited license to the RSA Source Code on the accompanying License Order Form; and ii) licensed the SecureWeb Toolkit in source code form (2.1.3), then subject to the terms of this Agreement Terisa grants to Active and Active accepts a nonexclusive, nontransferable, nonassignable, worldwide license, without the right to grant sublicenses, to use, copy and modify the RSA Source Code, solely at the Site and solely as required for the limited purpose of porting the RSA Component to new platforms and for no other purpose or use whatsoever.

3.3   Grant of License to the Plug-in. Upon approval and acceptance of the SSL-
      -------------------------------
for-Java Plug-in as described in Paragraph 4.2, Terisa shall grant Active a non-exclusive, irrevocable, world-wide (subject to applicable laws), royalty-free license to distribute the SSL-for-Java Plug-in for use with Active's Products.

3.4   Archival Copies.  Active may make one(1) copy of each Toolkit for archival
      ---------------
purposes

4.   LIMITATIONS ON LICENSES

4.1   No Right To Distribute. This SecureWeb Toolkit Developer Agreement does
      ----------------------
not give Active any right to sublicense or distribute the Toolkit or Active's Secure Products. Such rights shall be provided upon execution of the SecureWeb Distribution Agreement.

4.2   No Reverse Engineering. Active shall not modify, reverse engineer,
      ----------------------
decompile, disassemble or otherwise attempt to derive source code from the Toolkit or any part thereof which was delivered to Active solely in object code form.

4.3   Integration of Object Code. Secure Products must be designed so that an
      --------------------------
experienced programmer cannot easily access the security functions provided by the Toolkit in order to use them with software that is not a Secure Product. Active agrees (i) that Secure Products will not make the security functions of the Toolkit directly accessible to the user, (ii) not to include in the documentation or provide to third parties any description of the interface between the security portions and other parts of a Secure Product and (iii) not to design or distribute the security portions of a Secure Product as a dynamically linked module such as a Dynamic Link Library (DLL) unless it satisfies all of the following requirements: (a) no function call into the module can have a similar name or provide substantially the same function as any Toolkit API function call; (b) the module must have substantial additional value in the form of program logic; and (c) Active has obtained Terisa's written approval. Terisa agrees to respond within 10 business days to such requests, such approval not to be unreasonable withheld. Terisa will permit Active to make the specifications of an approved dynamically linked security module public, if, in Terisa's sole judgment, Active has either constructed the module so that it will not function with software other than a Secure Product or the module includes additional software that makes it difficult to use it with any software other than the Secure Product.

4.4   RSA Software Not Separable. Active agrees not to (i) use the RSA Source
      --------------------------
Code separately from the Toolkit (whether in source or object code form) or
(ii) modify the RSA Source Code or (iii) access RSA Software's functions in any way other than through Terisa's interface, except that, provided Active has selected a license to the RSA Source Code per Paragraph 2.2, Active may then directly access and modify the RSA Software as required to create Interface Modifications for the sole purpose of porting the Toolkit to a new platform and provided that the resulting Secure Product retains substantial value from portions of the Toolkit other than the RSA Software itself. Active hereby agrees not to assert against Terisa or RSA any patent rights Active may have now or in the future with respect to any interfaces developed by Terisa or RSA without reference to the

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

source code developed by Active for Active's Interface Modifications. Active is not granted the right hereunder to distribute, and Active agrees not to distribute, the RSA Source Code.

4.5   Certificates. Active shall not use the RSA Software to issue electronic
      ------------
certificates to identify users and verify data integrity unless such right is granted to Active pursuant to an agreement with VeriSign, Inc., a Delaware corporation, or its successors in interest.

4.6   Preservation of Notices. Active agrees not to remove or destroy any
      -----------------------
proprietary, trademark or copyright markings, or confidentiality legends placed upon or contained within the Toolkit or any related materials or documentation. Additionally, Active shall reproduce all of Terisa's proprietary notices on all copies of the Toolkit or portions thereof made by Active in the same manner that Terisa includes such notices or in any other manner reasonably requested by Terisa. Active agrees to insert and maintain a copyright notice in the name of Active or Terisa within each Secure Application and any related materials or documentation.

5.   JOINT DEVELOPMENT

5.1   Development of the Plug-In. In exchange for discounts in license fees for
      --------------------------
the Terisa's SecureWeb Toolkit products, access thereto, and limited technical assistance (as further described herein), Active shall author and develop the Plug-in and technical documentation in accordance with Terisa's reasonable commercial software product standards. All Plug-in product development plans must be reviewed and approved by Terisa prior to development and/or distribution by Active.

5.2   Toolkit Delivery and Start of Development. Terisa shall deliver to Active
      -----------------------------------------
copies of the SecureWeb/(TM) /Toolkit in both source and object code forms upon execution of this Agreement and SecureWeb Distribution Agreement. Active shall begin engineering development of the alpha-test Plug-in no later than July 30, 1996.

5.3   Plug-in Delivery and Acceptance. Active shall deliver to Terisa an alpha-
      -------------------------------
test Plug-in no later than four months after the effective date of this Agreement for Terisa's review, approval, and acceptance. If Terisa fails to approve and accept such Plug-in, Terisa shall provide Active instructions so that Active can promptly implement the necessary modifications and resubmit the alpha-test Plug-in for Terisa's approval/acceptance.

5.4   Delivery of Code, and Documentation. With regard to the Plug-in, Active
      -----------------------------------
shall provide Terisa will all Plug-in source code, object code, documentation, test programs, and related information, in a timely fashion throughout the development period.

5.5   Press Releases. Periodically during the development of the Active
      --------------
Products, Active and Terisa, either separately or jointly shall issue press releases announcing the joint development relationship envisioned by this Agreement. Wording of any press release which mentions the name of the other party is subject to prior approval by such party.

6.   CONFIDENTIALITY

6.1   Nondisclosure. Active agrees not to disclose Confidential Information to
      -------------
any other party without Terisa's written permission or to use any Confidential Information for any purpose other than exercising its rights hereunder. Active agrees to promptly report to Terisa any unauthorized use or disclosure. The provisions of this Section a shall not apply to the extent that such information
(i) is or becomes known to the public from a source other than Active, or (ii) is shown by documentary evidence to have been know by Active prior to its receipt from Terisa. A copyright notice in and of itself shall not constitute evidence of a publication or public disclosure. Active acknowledges that the restrictions contained in this Section 4 are reasonable and necessary to protect Terisa's legitimate interests and that any violation of these restrictions will cause irreparable damage to Terisa within a short period of time and Active agrees that Terisa will be entitled to injunctive relief against each violation.

6.2   Security. Active agrees to use the source code for the Toolkit under
      --------
carefully controlled, secure conditions for the purposes set forth in this Agreement, and to inform all employees who are given access to the source code for the Toolkit that such materials are confidential trade secrets of Terisa and are licensed to Active as such. Active shall restrict access to the source code of the Toolkit to those employees and contractors of Active who have agreed to be bound by a confidentiality obligation which incorporates the protections and restrictions substantially as set forth therein, and who have a need to know in order to carry out the purposes of this Agreement. Upon request by Terisa, Active shall provide Terisa with the names of all individuals who have accessed such materials, and shall take all actions reasonably required to recover any such materials in the event of loss or misappropriation, or to otherwise prevent their unauthorized disclosure or use. Active shall be fully responsible for the conduct of all its employees, contractors, agents and representatives who may in any way breach this Agreement

7.   SUPPORT AND UPGRADES

7.1   Initial Technical Assistance. Terisa shall provide Active reasonable and
      ----------------------------
appropriate technical assistance consisting of one half day per week beginning with execution of this Agreement and extending two months thereafter. If Active is unable to develop an alpha-test Plug-in within the two month development period, Active shall assign more of its own personnel resources to the Plug-in development project before requesting additional technical assistance from TERISA.

7.2   Post-Alpha Technical Assistance. Subsequent to the alpha-test stage,
      -------------------------------
Terisa's technical assistance will be

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

reduced to a level equivalent to Terisa's standard support as further described in Exhibit B: Extended Support.

7.3   Updates. If Terisa chooses to field a product based-upon or derived-from
      -------
the Plug-in, Terisa will provide Active with source and object code that it makes available to its other customers, for the period of three (3) years after the completion of alpha test but no longer than the term of this Agreement. Active shall provide Terisa with Plug-in updates in source and object code form for the period of three (3) years after the completion of its own Plug-in alpha test but no longer than the term of this Agreement.

8.   LICENSE FEES

8.1   Total License, Support and Distribution Fees. Active shall pay Terisa
      --------------------------------------------
[*] in exchange for: (i) the license rights to Terisa's standard SecureWeb Toolkit as described in section 2.1 above, for use in Active's products (ii) technical assistance described above, (iii) one year of Terisa's standard "source licensee technical support", (iv) twelve months of redistribution rights for the Active products incorporating Terisa's SecureWeb Toolkit as further described in the Distribution Agreement, the term of which is to begin upon the first revenue shipment from Active or six months after execution of the Agreements, whichever occurs first.

8.2   Payment Schedule. Such fee shall be nonrefundable and shall be deemed
      ----------------
earned and due as follows: i) one half no later than thirty days after execution of this Agreement; and ii) the remainder no later than three months after execution of this Agreement.

8.3   Annual Redistribution Fees. One year after the Effective Date, Active
      --------------------------
shall pay Terisa redistribution fees in accordance with Terisa's standard run-time redistribution fees for Server Secure Products. If Active distributes more than ten (10) Viewer Secure Products (Adapters) per Information Broker to any given customer, Active shall also pay Terisa a run-time distribution fee in accordance with Terisa's standard run-time redistribution fee schedule as provided on the attached License Order Form (subject to standard price increases which shall not exceed ten percent (10%) per year). For example, if a customer orders twenty (20) Information Brokers, Active may deliver 200 viewers (Adapters) without fee, but Active must pay a runtime fee Terisa for the 201st copy and each additional copy thereafter.

8.4   Annual Software Support. Active shall pay Terisa an annual software
      -----------------------
support fee of [*] deemed earned and due one year after the Effective Date, and on the anniversary of that date each year thereafter.

8.5   Taxes. In addition to other payments due under this Agreement, Active
      -----
shall pay any taxes, duties or charges of any kind (including any withholding or value added taxes) imposed by any federal, state or local governmental entity for products or services provided under this Agreement, excluding only taxes based solely on Terisa's net income, unless Active provides Terisa with a valid tax exemption certificate authorized by the appropriate taxing authority.

9.   HARDWARE

9.1 Active will maintain at its own site a list of the Licensed Computers under each subsection of Section 3 and will make the list available to Terisa, at Terisa's request. Active will not use the Toolkit on any computer which is not the Licensed Computer for such Toolkit. Active will use reasonable efforts to make sure that the Secure Products are not used on computers which are not Licensed Computers. Terisa reserves the right to insert software in future releases to ensure compliance with this provision. A single back-up or replacement computer may be used as a substitute for a Licensed Computer at any time provided that within seven (7) days Active updates the list of Licensed Computers

10.  OWNERSHIP OF RIGHTS AND PUBLICITY.

10.1  Terisa's Rights in the Plug-in. Terisa shall assume all right and license
      ------------------------------
in the Plug-in including copyright, trademark, and patent rights (if any).

10.2  Rights in Trademarks. By reason of this Agreement or the performance
      --------------------
hereof, Active shall acquire no rights of any kind in any Terisa trademark, trade name, logo or product designation under which the Toolkit were or are marketed and Active shall not make any use of the same for any reason except as expressly authorized by this Agreement or otherwise authorized in writing by Terisa. Active agrees not to use a name or trademark for a Secure Product that is confusingly similar to a name or trademark used by Terisa.

10.3  Rights in Copyright. The Toolkits are copyrighted materials and are
      -------------------
protected by United States Copyright laws and international treaty provisions. Active's rights in the Toolkit are limited to those rights specifically granted in this Agreement. Subject only to the right of Active to use the Toolkit granted in accordance with the terms and conditions of this Agreement, Terisa and its licensors shall retain sole and exclusive ownership of all rights, title and interest in and to the Toolkit and in any and all related patents, trademarks, copyrights or proprietary or-trade secret rights.

10.4  Government Rights. Any possession, use, sublicense or distribution of the
      -----------------
Toolkit and/or the Plug-in by or to the U.S. Department of Defense and all applicable related agencies or departments shall be subject to restrictions as "commercial computer software" in accordance with the terms of this Agreement as specified in 48 C.F.R. 227.7202-3 of the Defense Federal Acquisition Regulations Supplement (DFARs) as from time to time amended. Any possession, use, sublicense or distribution of the Toolkit by or to civilian agencies of the United States government shall be subject to restrictions as "commercial computer software" in accordance with the terms of this Agreement as specified in 48 C.F.R.

* Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

12.212 of the Federal Acquisition Regulations (FARs) as from time to time amended.

10.5  Publicity. Terisa shall have the right during the term of this Agreement
      ---------
to disclose to third parties that Active is a licensee of the Toolkit. Any press release or public announcement which include additional statements about Active or Secure Products require written or verbal approval by Active.

11.  WARRANTIES

11.1  Conformance with Specifications. Except for the Application Examples,
      -------------------------------
Terisa warrants that the Toolkit will operate in material conformance to Terisa's published specifications for such Toolkit for a period of ninety (90) days from the Effective Date of this Agreement. "Application Examples" means portions of the Toolkit which are supplied as an example of how to use the SecureWeb Library and are not part of the SecureWeb Library itself. Terisa does not warrant that the Toolkit or any portion thereof are error-free. Active's exclusive remedy, and Terisa's entire liability shall be for Terisa to correct such warranted nonconformity in the Toolkit as provided in the SecureWeb Developer's Technical Services Agreement. This limited warranty shall not apply to any modifications to the Toolkit made by Active or any nonconformities caused thereby.

11.2 Except as expressly provided in Section 9.1, TERISA DISCLAIMS ALL WARRANTIES EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. TERISA DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN THE ACTIVE WITH RESPECT TO THE TOOLKIT.

12.  LIMITATION OF LIABILITY

12.1 IN NO EVENT SHALL Terisa HAVE ANY LIABILITY TO LICENSEE OR ANY PARTY CLAIMING OUT OF OR THROUGH LICENSEE FOR LOST PROFITS, LOSS OF DATA, BUSINESS COSTS OF PROCUREMENT OF SUBSTITUTE GOODS SERVICES OR FOR ANY INCIDENTAL, SPECIAL, INDIRECT, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT UNDER ANY CAUSE OF ACTION AND WHETHER OR NOT Terisa HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL TERISA'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS RECEIVED BY Terisa FROM LICENSEE HEREUNDER REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

13.  TERM AND TERMINATION

13.1  Termination. This Agreement shall become effective on the Effective Date
      -----------
and shall continue in force thereafter unless terminated by Active upon thirty
(30) days' prior written notice to Terisa or by Terisa, immediately upon written notice, if Active is in default of its payment obligations hereunder and such default continues for thirty (30) days following receipt of written notice from Terisa or if Active is in default of an other material obligation hereunder and such default continues for sixty (60) days following receipt of written notice. Additionally, if Terisa declines to approve and accept the alpha-test Plug-in (as further described in Paragraphs 4.1 and 4.2) within six months after Effective Date, or if Active terminates its development of the secure Active Product or otherwise terminates operation, Terisa shall have the right, at its sole discretion to terminate this Agreement including all licenses and distribution rights conveyed and/or referenced herein without further notice.

13.2  Optional License Following Termination by Active. Upon termination by
      ------------------------------------------------
Active, Active may retain license and distribution rights to the SecureWeb Toolkit upon payment to Terisa of the difference between the standard license fees for the SecureWeb Toolkit and that amount paid by Active through the date of termination.

13.3  Effect of Termination. On termination unless otherwise permitted under
      ---------------------
Section 13.2, the licenses hereunder shall immediately terminate and Active shall return or destroy, as Terisa may request, all copies of the Toolkit and/or Plug-in or any portion thereof, including portions incorporated into Secure Products, in the possession of Active and an officer of Active shall certify to Terisa that Active has discontinued use and has returned or destroyed all copies of the Toolkit and/or Plug-in.

13.4  Survival. The following provisions shall survive the termination of this
      --------
Agreement: Section 6 (Confidentiality), Section 10 (Ownership of Rights),
Section 11 (Warranties), Section 12 (Limitation of Liability), Section 13.4 (Survival), Section 14 (Miscellaneous) and Active's obligation to pay any fees accrued or accruable under Section 8 (License Fees).

14.  MISCELLANEOUS PROVISIONS

14.1 Assignment. This Agreement shall not be assignable by Active, by operation of law or otherwise, without the prior written consent of Terisa unless such assignment is in connection with the sale (including without limitation by way of merger or consolidation, sale of assets or otherwise) or change of control of all or substantially all of the Licensee's business. With the exception of the sale of the Licensee's business, any such purported assignment or delegation without Terisa's written consent shall be void and of no effect. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the parties hereto.

14.2  Applicable Law. This Agreement shall be governed by the laws of the State
      --------------
of California, without reference to conflict of law principles.

14.3  Jurisdiction. Any dispute arising out of this Agreement shall be brought
      ------------
in, and the parties consent to personal and exclusive jurisdiction of and venue in, the state and federal courts within Santa Clara County, California.

14.4  Notices.  All notices and other communications required or permitted
      -------
hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by commercial express courier service addressed as specified at the head of this Agreement, Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered. The address for notices may be changed on written notice to the other party.

14.5  Severability. If any provision of this Agreement is held to be invalid by
      ------------
a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent and to be bound by such mutually agreed substitute provision.

14.6  Entire Agreement. This Agreement and the exhibits and schedules hereto
      ----------------
constitute the entire, final and complete and exclusive agreement between the parties with respect to the subject matter hereto and supersedes all previous agreements, oral or written. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

14.7  Amendment and Waivers. Any term or provision of this Agreement may be
      ---------------------
amended and the observance of any term of this Agreement may be waived, only in writing and signed by the party to be bound thereby. The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provisions of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy by such party.

14.8  Section Heading. Titles and section headings are provided for convenience
      ---------------
and should be not be used in interpreting the Agreement.

14.9  Attorneys' Fees. Should suit be brought to enforce or interpret any part
      ---------------
of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

14.10 Counterparts. This Agreement may be executed in counterparts, each of
      ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.11 Export Restrictions. The Toolkit is subject to export controls by the
      -------------------
United States Government. Use of the Toolkit may be additionally controlled by the Department of State's Defense Trade Regulations (formerly known as International Traffic in Arms Regulations (ITAR)), 22 CFR 120-130. LICENSEE AGREES TO COMPLY WITH ALL UNITED STATES GOVERNMENT LAWS, REGULATIONS, ORDERS AND OTHER RESTRICTIONS CONCERNING THE EXPORT OF THE TOOLKIT, SECURE PRODUCTS AND INFORMATION PERTAINING THERETO.

14.12 Third Party Beneficiaries. Nothing express or implied in this Agreement
      -------------------------
is intended to confer, nor shall anything herein confer, upon any person other than Terisa, Active and Terisa's licensors, Netscape, Inc. and RSA Data Security Inc., and the respective successors or assigns of the parties, any rights remedies, obligations or liabilities whosoever. Notwithstanding anything to the contrary contained herein RSA and Netscape shall be deemed to be third party beneficiaries of Terisa under this Agreement and shall be entitled to enforce Active's obligations under Sections 2 (Grant of License), 3 (Limitations on Licenses), 4 (Confidentiality and Security), 7 (Ownership of Rights), and 11 (Term and Termination).

  IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the date set forth above.

TERISA SYSTEMS INC.

By:    /s/ Terisa Systems
       ------------------------

Name:  ________________________

Title: ________________________



ACTIVE SOFTWARE, INC.

By:    /s/ R. James Green
       ------------------------
Name:  R. JAMES GREEN
       ------------------------
Title: CHAIRMAN
       ------------------------

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

                                  Exhibit A:

  Description of the SecureWeb Viewer and Server Toolkits, SecureWeb Toolkit Source Code and RSA Software

  SecureWeb Viewer Toolkit version 2.0 includes:
  . Domestic SecureWeb library in object form (includes RSA Software)
  . Export-enabling SecureWeb library in object form (includes RSA Software) . Library API header files
  . Library testing framework
  . SecureWeb library API documentation
  . Viewer application examples source code

  SecureWeb Server Toolkit version 2.0 includes:
  . Domestic SecureWeb library in object form (includes RSA Software)
  . Export-enabling SecureWeb library in object form (includes RSA Software) . Library API header files
  . Library testing framework
  . SecureWeb library API documentation
  . Server application examples source code

  SecureWeb Toolkit Source Code version 2.0 includes source code for both the Server Toolkit and Viewer Toolkit itemized above.

  RSA SOURCE CODE includes the software component of the RSA Software known as TIPEM, in source code form.

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

                     Exhibit B: SecureWeb Toolkit Extended
                               Technical Support

  B1.     Definitions

  In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

  B1.1.   "Error" shall mean any reproducible programming error in the current, unaltered Toolkit (excluding Application Example) which cause the Toolkit to operate in material nonconformance with the appropriate SecureWeb Reference Manual.

  B1.2.   "First Level Support" shall consist of accepting and handling
Distributor and End User calls and troubleshooting to the point to verifying that there is an Error in the Toolkit.

  B1.3.   "Active Contact" shall mean an individual designated in writing by
Active who is authorized to contact Terisa for support under this Support Agreement.

  B1.4.   "Release" shall mean revisions, updates, modifications and enhancements within the licensed Version of the Toolkit as indicated by a change in the release number to the right of the decimal point (i.e. from version 1.2 to 1.3)

  B1.5.   "Version" shall mean a set of Releases with similar functionality as indicated by having the same release number to the left of the decimal point (such as versions 2.0, 2.1 and 2.2).

  B2.     Customer Services Provided by Terisa.

  B2.1    Updates. Terisa shall provide Active notification in writing or
          -------
electronically of new Releases within the licensed Version of the Toolkit as they become available.

  B2.2    The contents of all Releases shall be decided upon by Terisa in its sole discretion and will generally include changes that correct defects as well as enhancements and upgrades to update the Toolkit to the most current release of the Toolkit then being generally distributed that is within the licensed Version. New Versions are not included in this Support Agreement.

  B2.3    Terisa will provide Releases at no additional charge.

  B2.4    Active may obtain Releases by downloading the Release from Terisa's
Electronic Customer Service bulletin board or by such other means as Terisa may specify in the Release notification.

  B2.5    Only the designated Active Contacts are entitled to receive notices and obtain Releases.

  B2.6    Releases may only be used as Updates for Toolkits on a licensed
Computer covered by a Support Contract at the time the Release is provided to Active.

  B2.2    Error corrections. During the term of this Support Agreement, Terisa
          -----------------
shall use its reasonable efforts to correct any Errors. Terisa shall apply a level of effort commensurate with the severity of the Error, provided that Terisa shall have no obligation to correct all Errors in the Toolkit. Upon identification of any programming Error, Active shall notify Terisa of such Error and provide Terisa with enough information to duplicate the Error. Terisa shall not be responsible for correcting any error not attributable to Terisa. Recognizing that Active may have the right and desire to perform some modifications to the Toolkit on its own, Errors attributable to Terisa shall be those that are reproducible by Terisa on an unmodified Toolkit running under the designated operating system.

  B2.3    Electronic & Telephone Support. Terisa will provide up to three (3)
          ------------------------------
hours per quarter of support to Active via electronic mail or, if necessary, via telephone for each Regular Support Contract. Support shall include the following:

  B2.3.1  Technical Support. Terisa personnel shall be available to answer
          -----------------
questions and address problems regarding the use of Terisa Software including, but not limited to (i) Terisa Toolkit installation and configuration, (ii) use of the Toolkit Documentation, and (iii) use and operation of the Toolkit.

  B2.3.2  Availability Terisa's experts are on duty Monday through Friday from
          ------------
8:00 am to 5:00 pm PST (excluding Terisa holidays), to monitor technical support requests submitted via electronic mail or telephone.

  B2.3.3  On Line Information. Technical notes addressing SecureWeb technical
          -------------------
and implementation issues may be accessed via the Interact as they become available.

  B2.4    Additional Platform Contracts. If Active has licensed additional
          -----------------------------
platforms (within the same platform class) for use by the same developer, Active may receive support for such platforms under an Additional Platform Contract. Requests for technical support will be treated as requests under the associated Regular Support Contract and must be made by the same Active Contact.

  B2.5    Special Services. Terisa agrees to use reasonable efforts to respond
          ----------------
to any requests by Active for maintenance and support services not specifically provided for above. Active acknowledges that all such services provided by Terisa shall be at Terisa's then current terms and conditions for such services.

  B3.     Active Responsibilities

  B3.1.   Active Assistance. Active agrees to provide Terisa reasonable access
          -----------------
to all necessary personnel to answer questions about any problems reported by Active regarding the Toolkit Active also agrees to promptly implement all Releases and error corrections provided by Terisa under this Support Agreement.

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

  B3.2 .  Contact People. For each Regular Support Contract, Active may
          --------------
designate one person (normally the Toolkit user) to serve as Active Contact. The Active Contacts as of the Effective Date are listed in Exhibit B2. Active may change a Active Contact at any time on written notice to Terisa.

  Regular Support Contact 1:_________________Toolkit,
      ________________ Platform

  Name

  Address

  Telephone

  E-mail address

  Regular Support Contact 2:_________________Toolkit,
      _________________Platform

  Name

  Address

  Telephone

  E-mail address

  B3.3.   First Level Support. If Active has a license to distribute Secure
          -------------------
Products, Active or its Distributors shall be responsible for providing First Level Support for the Secure Products. Active agrees that any Documentation distributed by Active shall clearly state that End Users should call Active or its Distributors (or another person designated by Active) for technical support for the Secure Products. Terisa shall have no obligation to provide any support directly to any of Active's Distributors and End Users.

  B4.     EXCLUSIONS.

  B4.1.   Excluded Problems. Terisa is not required to provide any maintenance
          -----------------
or support services relating to problems arising out of (i) Portions of the Toolkit which provided as application examples (ii) Active's failure to implement all error corrections and Releases to the Toolkit which are issued under this Support Agreement, (iii) changes to the operating system or environment which adversely affect the Toolkit: (iv) any alterations of or additions to the Toolkit performed by parties other than Terisa; (v) use of the Toolkit in a manner for which, it was not designed; (vi) accident, negligence, or misuse of the Toolkit; (vii) operation outside of the environmental specifications; (viii) interconnection of the Toolkit with other software products which do not comply with the Toolkit's protocols and interface requirements as specified in the Toolkit documentation; or (ix) use of the Toolkit on a CPU or operating system other than those for which such Toolkit was designed for and licensed for use on.

   B4.2.  Support for Earlier Versions. Terisa shall only be obligated to
          ----------------------------
support the then current production version of the Toolkit and the immediately prior Release for a period of six (6) months after such release. Support for any earlier version or release or for other problems not covered under this Support Agreement may be obtained at Terisa's then current rates for special technical services.

  B5.     Compensation

  Active shall pay Terisa the Extended Support Fee noted on the attached License Order Form in accordance with Section 6 of the Agreement. Such support may be renewed annually by paying the then-current corresponding support fee. Charges for any special services will be invoiced monthly as such expenses are incurred: payment of such invoices shall be due within thirty (30) days of the date of the invoice.

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